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                                              EXHIBIT 11

                       INDEPENDENT AUDITORS' CONSENT


The Shareholders and Board of Directors
First Eagle Fund of America, Inc.:


We consent to the use of our report dated November 22, 1996 with respect to First Eagle Fund of America, Inc. included in this Registration Statement on Form N-1A and to the references to our firm under the headings "Financial Highlights" in the N-1A and "Custodian, Transfer and Dividend Disbursing Agent and Independent Auditors" in the Statement of Additional Information.

                                              /s/ KPMG PEAT MARWICK LLP
                                              -------------------------
                                                  KPMG PEAT MARWICK LLP


New York, New York
February 28, 1997



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